EXHIBIT 8


                     INSTRUMENTATION LABORATORY S.p.A.


                            LIST OF SUBSIDIARIES



All of our subsidiaries are wholly owned except for Instrumentation Laboratory (Lietuva) B.I., of which we own 67%. The following is a list of the significant subsidiaries which we directly or indirectly own:

Name                                                 Country of Incorporation

Instrumentation Laboratory GmbH                      Germany

Instrumentation Laboratory U.K. Ltd.                 U.K.

Instrumentation Laboratory S.A.                      France

Instrumentation Laboratory Belgium N.V.              Belgium

Instrumentation Laboratory Group B.V.                Holland

Instrumentation Laboratory (Netherlands) B.V.        Holland

Instrumentation Laboratory Espana, S.L.              Spain

Instrumentation Laboratory Company                   U.S.A.

IL Diagnostic, S.A. de C.V.                          Mexico

Medical Laboratory Automation Inc.                   U.S.A.

Lessix AB (Sweden - in liquidation)                  Sweden

Chromogenix Holding AB (Sweden - in liquidation)     Sweden

Chromogenix AB (Sweden - in liquidation)             Sweden

Instrumentation Laboratory (Lietuva) B.I.            Lithuania